SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 917-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  Acquisition or Disposition of Assets

On August 19, 2003, subsidiaries of Horizon Group Properties, Inc. (“HGPI” or, with its subsidiaries, the “Company”) sold a 357,000 square foot power center (the “Power Center”) and adjacent outparcels (the “Lakeshore Outparcels” and collectively, “Lakeshore Marketplace”), for $22.7 million to Ramco-Gershenson Properties, L.P. (“Ramco”) pursuant to an Agreement of Purchase and Sale dated April 18, 2003 and an Amendment to Agreement of Purchase and Sale dated June 3, 2003 (the “Lakeshore Transaction”).   The results of operations of the Power Center had been classified on the Company’s historical financial statements as discontinued operations.

The Power Center was security for a loan originated by Greenwich Capital Financial Products, Inc. (the “Greenwich Loan”) which had an outstanding principal balance of $15.7 million at the date of the Lakeshore Transaction.  The Greenwich Loan was assumed by Ramco pursuant to the terms of the Consent and Assumption Agreement dated as of August 19, 2003.  The Company incurred a 1.0% assumption fee in connection with the transfer of the Greenwich Loan.  Net proceeds to the Company, after the assumption of the Greenwich Loan, fees and expenses of the transaction were approximately $6.2 million.

The Lakeshore Outparcels were a portion of the security for a $3.0 million loan provided by Beal Bank, S.S.B. (“Beal Bank”) (the “Beal Bank Monroe Loan I”).  The outlet center located in Monroe, Michigan is also owned by Monroe Outlet Center, LLC and is security for a $4.0 million loan provided by Beal Bank (the “Beal Bank Monroe Loan II” and collectively, the “Beal Bank Monroe Loans”).  Prime Retail, Inc. was the guarantor on a portion of the Beal Bank Monroe Loans.

The Company applied $1.0 million of the net proceeds from the Lakeshore Transaction to the outstanding principal balance of each of the Beal Bank Monroe Loan I and the Beal Bank Monroe Loan II.  These repayments resulted in the release of Prime Retail, Inc. from the guaranty agreement on the Beal Bank Monroe Loans.  Prior to the release, the Company had paid Prime Retail, Inc. an annual fee of $60,000 for the guaranty.

The Company also has a loan from Beal Bank secured by a land development project located in Huntley, Illinois (“Huntley”) which had a principal balance of $10.7 million as of August 19, 2003 (the “Beal Bank Huntley Loan”).  The Company deposited $3.0 million of the net proceeds from the Lakeshore Transaction in a cash collateral account for the benefit of Beal Bank of which $750,000 may be used to pay interest on the Beal Bank Huntley Loan and the balance of which may be used to pay costs incurred by the Company in designing and constructing improvements at Huntley.  Beal Bank also granted the Company an option to extend the maturity of the Beal Bank Huntley Loan until October 31, 2005.  The Company agreed to cross default the Beal Bank Monroe Loans and the Beal Bank Huntley Loan.  The Company also granted a second mortgage on Huntley to Beal Bank as security for the Beal Bank Monroe Loans.  In addition, the Company granted Beal Bank a first priority pledge and security interest in the net proceeds resulting from the sale of the partnerships that own the outlet center located in Laughlin, Nevada.

The net proceeds of approximately $1.2 million remaining after the above described applications are available for general corporate purposes.

Copies of the purchase and sale agreements and loan documents are attached hereto as exhibits.  The press release issued by the Company on August 20, 2003 is also attached as an exhibit.

ITEM 7.  Pro Forma Financial Information and Exhibits.

(b)                                 Pro Forma Financial Information

Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2002 and the six months ended June 30, 2003 (Unaudited).

Pro Forma Combined Condensed Balance Sheet as of June 30, 2003 (Unaudited).

(c)                                  Exhibits.

Exhibit Number	Description
10.111	Agreement of Purchase and Sale dated April 18, 2003 by and between Lakeshore Marketplace, LLC, Monroe Outlet Center, LLC and Ramco-Gershenson Properties, L.P.
10.112	Amendment to Agreement of Purchase and Sale dated June 3, 2003 by and between Lakeshore Marketplace, LLC, Monroe Outlet Center, LLC and Ramco-Gershenson Properties, L.P.
10.113

Consent and Assumption Agreement dated as of August 19, 2003 by and among Lakeshore Marketplace, LLC, Ramco Lakeshore LLC, Lakeshore Marketplace Finance Company, Inc., Horizon Group Properties, L.P., Horizon Group Properties, Inc., Ramco-Gershenson Properties, L.P. and Wells Fargo Bank Minnesota, N.A.

10.114	First Modification Agreement dated August 19, 2003 by and among Monroe Outlet Center, LLC, Horizon Group Properties, Inc., Horizon Group Properties, L.P. and Beal Bank, S.S.B.
10.115	Fifth Modification Agreement dated August 19, 2003 by and among Huntley Development Limited Partnership, Horizon Group Properties, Inc., and Beal Bank, S.S.B.
10.116	Mortgage, Security Agreement, and Assignment of Leases and Rents dated August 19, 2003 by Huntley Development Limited Partnership to and in favor of Beal Bank, S.S.B.
10.117	Assignment of Account and Security Agreement dated August 19, 2003 by and among Beal Bank, S.S.B., Monroe Outlet Center, LLC and Huntley Development Limited Partnership
10.118	Pledge of Proceeds and Security Agreement dated August 19, 2003 by and between Horizon Group Properties, L.P. and Beal Bank, S.S.B.
10.119	Press Release issued by the Company on August 20, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date:	August 29, 2003	By:	/s/ David R. Tinkham
			Name:	David R. Tinkham
			Title:	Chief Financial Officer and Secretary

HORIZON GROUP PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following tables set forth the Company’s unaudited pro forma condensed financial information for the year ended December 31, 2002 and for the six months ended June 30, 2003.  The unaudited pro forma condensed financial information has been derived from the Company’s audited and unaudited historical financial statements and from the audited and unaudited historical financial statements of the partnerships which own Huntley (the “Huntley Partnerships”).

The pro forma operating data reflect adjustments to the Company’s historical financial results of operations to give effect to the following as if each had occurred as of January 1, 2002:

•                  The sale of Lakeshore Marketplace in Norton Shores, Michigan on August 19, 2003 and the required application of a portion of the net proceeds to partially repay two loans from Beal Bank, S.S.B. (“Beal Bank”) secured by an outlet center in Monroe, Michigan and vacant land in Norton Shores, Michigan and Fruitport Township, Michigan, including a portion of the land being sold in this transaction;

•                  The acquisition of the partnership interests in Huntley Development Limited Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV”) (or together, “Huntley” or the “Huntley Partnerships”) on June 13, 2003 (the “Huntley Acquisition”) with funds from a loan from Amster Trading Company, an affiliate of Howard Amster, a director and significant shareholder of the Company (the “Huntley Amster Loan”);

•                  The restructuring in May 2003 of three loans from Morgan Guaranty Trust Company of New York which involved (1) the extinguishment of the loans secured by outlet centers in Daleville, Indiana and Somerset, Pennsylvania (the “Daleville and Somerset Loans”) and (2) the reinstatement of the loan secured by an outlet center in Tulare, California (the “Tulare Loan”);

•                  The sale by the Company of the partnership that owns outlet centers in Daleville, Indiana and Somerset, Pennsylvania in May 2003 to an investment group which includes Gary J. Skoien, Chairman, Chief Executive Officer and President of the Company and an affiliate of Howard Amster, a director and significant shareholder of the Company;

•                  The sale by HGPI of 261,628 units in Horizon Group Properties, L.P. (“HGP LP”) in March 2003 to an affiliate of Howard Amster, a director and significant shareholder of the Company.  These units cannot be converted into shares of Common Stock of HGPI; and

•                  The loan made by the Company to Retail Partners Limited Partnership and Retail Partners, Inc. (collectively “Retail Partners”) in March 2003 and the Company’s receipt of a 3.25% net profits interest in Huntley.  Retail Partners are affiliates of Prime Group, of which Gary J. Skoien, Chairman, Chief Executive Officer and President of the Company is the Executive Vice President and Chief Operating Officer.

The pro forma condensed balance sheet data reflect adjustments to the Company’s historical financial data to give effect to the following as if it had occurred on June 30, 2003:

•                  The sale of Lakeshore Marketplace in Norton Shores, Michigan on August 19, 2003, the assumption of the Greenwich Loan by the acquirer and the application of a portion of the net proceeds to partially repay two loans from Beal Bank secured by the outlet center in Monroe, Michigan and vacant land in Norton Shores, Michigan and Fruitport Township, Michigan and the establishment of escrow accounts for operating expenses and infrastructure requirements of Huntley.

The unaudited pro forma adjustments are based upon available information and assumptions that seem reasonable to the Company’s management.  The unaudited pro forma condensed financial information is not necessarily indicative of what the Company’s actual financial position or results of operations would have been for, or as of, the year ended December 31, 2002 or the six months ended June 30, 2003, nor does it purport to represent or project the financial position or results of operations for future periods.  Certain reclassifications of the historical balance sheet and income statement for Huntley are reflected in the pro forma financial statements to conform to the Company’s presentation.

The unaudited pro forma condensed financial information, together with the notes thereto, should be read in conjunction with the more detailed information contained in the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and the Company’s Current Reports on Form 8-K dated April 24, 2003, May 30, 2003, May 31, 2003, June 13, 2003 and July 14, 2003 and on Form 8-K/A dated August 13, 2003.

The purchase accounting method was used to account for the Huntley Acquisition in the unaudited pro forma condensed financial information.  The aggregate purchase price of the Huntley Acquisition is allocated to the acquired assets and assumed liabilities based upon their respective fair values.  The allocation of the purchase price reflected in this unaudited pro forma condensed financial information is based upon estimates as of the date of the Huntley Acquisition and are subject to change.

HORIZON GROUP PROPERTIES, INC

Pro Forma Combined Condensed Statements of Operations

For the six months ended June 30, 2003

(unaudited) (in thousands, except per share amounts)

	Horizon Group (Historical)	(A) Lakeshore Disposition	(B) Huntley Acquisition Proforma	(C) Other Dispositions	Other Adjustments		Horizon Group Pro Forma
REVENUE
Base rent	$6,665	$—	$12	$—	$—		$6,677
Percentage rent	104	—	—	—	—		104
Expense recoveries	1,474	—	—	—	—		1,474
Other	406	2	8	14	86	(D)	516
Total revenue	8,649	2	20	14	86		8,771

EXPENSES
Property operating	2,614	30	—	59	—		2,703
Real estate taxes	858	—	—	—	—		858
Land lease and other	441	—	—	—	—		441
Depreciation and amortization	1,932	—	—	—	—		1,932
General and administrative	1,424	(46)	465	20	—		1,863
Interest	4,183	(109)	1,309	—	(300	)(E)	5,083
Total expenses	11,452	(125)	1,774	79	(300)		12,880

Income/(loss) from continuing operations before minority interests	(2,803)	127	(1,754)	(65)	386		(4,109)
Minority interests	751	—	—	—	472	(F)	1,223

Income/(loss) from continuing operations	$(2,052)	$127	$(1,754)	$(65)	$858		$(2,886)

Per common share -

Net loss from continuing operations - basic and diluted	$(0.71)						$(1.01)

Weighted average shares outstanding:
Basic	2,870						2,870
Diluted	3,465						3,465

See accompanying notes to pro forma combined condensed financial statements.

HORIZON GROUP PROPERTIES, INC

Pro Forma Combined Condensed Statements of Operations

For the year ended December 31, 2002

(unaudited) (in thousands, except per share amounts)

	Horizon Group (Historical)	(A) Lakeshore Disposition	(B) Huntley Acquisition Pro Forma	(C) Other Dispositions	Other Adjustments		Horizon Group Pro Forma
REVENUE
Base rent	$14,209	$—	$27	$(776)	$—		$13,460
Percentage rent	173	—	—	(7)	—		166
Expense recoveries	2,931	—	—	(67)	—		2,864
Other	634	4	32	(69)	348	(D)	949
Total revenue	17,947	4	59	(919)	348		17,439

EXPENSES
Property operating	6,128	50	—	(903)	—		5,275
Real estate taxes	1,955	—	—	(377)	—		1,578
Land lease and other	852	—	—	(241)	—		611
Depreciation and amortization	4,625	—	—	(550)	—		4,075
General and administrative	2,645	6	908	127	—		3,686
Provision for impairment	17,027	—	—	(8,926)	—		8,101
Interest	10,705	(104)	2,820	(1,915)	(791	)(E)	10,715
Total expenses	43,937	(48)	3,728	(12,785)	(791)		34,041

Income/(loss) from continuing operations before minority interests	(25,990)	52	(3,669)	11,866	1,139		(16,602)
Minority interests	3,965	—	—	(1,839)	1,738	(F)	3,864

Income/(loss) from continuing operations	$(22,025)	$52	$(3,669)	$10,027	$2,877		$(12,738)

Per common share -
Net loss from continuing operations - basic and diluted	$(7.67)						$(4.44)

Weighted average shares outstanding:
Basic	2,870						2,870
Diluted	3,394						3,394

See accompanying notes to pro forma combined condensed financial statements.

HORIZON GROUP PROPERTIES, INC.

Notes to Unaudited Pro Forma

Combined Condensed Financial Statements

Accounting Treatment

The Company accounted for the Huntley Acquisition using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

Adjustments to Arrive at Pro Forma Combined Condensed Statements of Operations

(A)                              Lakeshore Disposition – This column reflects the elimination of the operating results for the corporate entities affiliated with Lakeshore Marketplace which was sold on August 19, 2003, as if such transaction had occurred on January 1, 2002.  The operating results for the shopping center were historically classified as discontinued operations and thus, had no effect on income/(loss) from continuing operations.  This column also reflects the decrease in interest expense from the required repayment of $1.0 million each on two loans from Beal Bank which currently bear interest at rates of 9.9% and 12.0%, as if this repayment had also occurred on January 1, 2002.

(B)                                Huntley Acquisition Pro Forma – This column reflects the pro forma results for the acquisition of Huntley which are detailed below.

HUNTLEY

Pro Forma Combined Condensed Statements of Operations

For the six months ended June 30, 2003

(unaudited) (in thousands, except per share amounts)

	Huntley (Historical)	Pro Forma Adjustments		Huntley Acquisition Pro Forma
REVENUE
Base rent	$—	$12	(a)	$12
Sale of land	—	—		—
Other	8	—		8
Total revenue	8	12		20

EXPENSES
Cost of sale of land	—	—		—
General and administrative	199	266	(d)	465
Provision for impairment	2,743	(2,743	)(e)	—
Interest	—	1,309	(f)	1,309
Total expenses	2,942	(1,168)		1,774

Net income/(loss) before minority interests	$(2,934)	$1,180		$(1,754)

HUNTLEY

Pro Forma Combined Condensed Statements of Operations

For the year ended December 31, 2002

(unaudited) (in thousands, except per share amounts)

	Huntley (Historical)	Pro Forma Adjustments		Huntley Acquisition Pro Forma
REVENUE
Base rent	$—	$27	(a)	$27
Sale of land	1,265	(1,265	)(b)	—
Other	32	—		32
Total revenue	1,297	(1,238)		59

EXPENSES
Cost of sale of land	1,075	(1,075	)(c)	—
General and administrative	492	416	(d)	908
Provision for impairment	17,179	(17,179	)(e)	—
Interest	—	2,820	(f)	2,820
Total expenses	18,746	(15,018)		3,728

Net income/(loss) before minority interests	$(17,449)	$13,780		$(3,669)

The following is a description of the pro forma adjustments made to the Huntley Partnerships’ historical statements of operations:

		For the six months ended June 30, 2003	For the year ended December 31, 2002

(a)	To reclassify historical rental revenue to base rent revenue from being offset against capitalized costs	$12	$27

(b)	To reverse the historical sale revenue of a parcel of land which will not impact the Company in the future due to purchase accounting treatment applied to the Huntley Acquisition	$—	$(1,265)

(c)	To reverse the historical costs of the sale of a parcel of land which will not impact the Company in the future due to purchase accounting treatment applied to the Huntley Acquisition	$—	$(1,075)

(d)	To reclassify historical direct holding costs to general and administrative expense from capitalized costs as required development is substantially complete and to reflect current staffing levels	$266	$416

(e)	To reverse the historical impairment reserves due to purchase accounting treatment applied to the Huntley Acquisition	$(2,743)	$(17,179)

(f)	To reclassify historical interest charges to interest expense from capitalized costs as required development is substantially complete, to adjust the effective interest rates as required under purchase accounting and to record interest expense on the Huntley Amster Loan	$1,309	$2,820

(C)                                Other Dispositions – This column reflects the elimination of the operating results for outlet centers in Daleville, Indiana and Somerset, Pennsylvania which were sold on May 31, 2003 as if such transaction had occurred on January 1, 2002.

OTHER ADJUSTMENTS COLUMN:

		For the six months ended June 30, 2003	For the year ended December 31, 2002

(D)	To record interest earned on the loan made by the Company to Retail Partners	$86	$348

(E)	To reverse default interest and late penalties accrued on the Tulare Loan which was restructured in May 2003 and to amortize a portion of the $1.2 million of forgiven interest and penalties as a reduction of interest expense	$(300)	$(791)

(F)	To adjust the minority interest allocation to reflect the sale by HGPI of 261,628 units in HGP LP in March 2003 and to record the minority interests in Huntley	$472	$1,738

HORIZON GROUP PROPERTIES, INC

Pro Forma Combined Condensed Balance Sheets

As of June 30, 2003

(in thousands)

	Horizon Group (Historical)	(A) Lakeshore Disposition	Horizon Group Pro Forma
ASSETS:
Real estate - at cost:
Land	$7,889	$—	$7,889
Buildings and improvements	84,833	—	84,833
Less accumulated depreciation	(14,480)	—	(14,480)
	78,242	—	78,242
Land held for investment	30,600	—	30,600
Total net real estate	108,842	—	108,842

Cash and cash equivalents	1,190	1,093	2,283
Restricted cash	6,278	2,166	8,444
Tenant accounts receivable	1,067	(147)	920
Real estate - discontinued operations	15,954	(11,538)	4,416
Deferred costs (net of accumulated amortization)	2,127	—	2,127
Other assets	1,494	(25)	1,469
Total assets	$136,952	$(8,451)	$128,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgages and other debt	$111,302	$(17,754)	$93,548
Accrued interest	5,067	(100)	4,967
Accounts payable and other accrued expenses	4,671	(277)	4,394
Prepaid rents and other tenant liabilities	1,061	(95)	966
Participation interests and other liabilities	11,132	(630)	10,502
Total liabilities	133,233	(18,856)	114,377

Minority interests	1,133	(766)	367

Shareholders’ equity:
Common shares	29	—	29
Additional paid-in capital	17,927	11,171	29,098
Accumulated deficit	(15,370)	—	(15,370)
Total shareholders’ equity	2,586	11,171	13,757
Total liabilities and shareholders’ equity	$136,952	$(8,451)	$128,501

See accompanying notes to pro forma conbined condensed financial statements.

HORIZON GROUP PROPERTIES, INC.

Notes to Unaudited Pro Forma

Combined Condensed financial Statements

(in thousands)

Adjustments to Arrive at Pro Forma Combined Condensed Balance Sheets

(A)                              This column reflects the sale of Lakeshore Marketplace which occurred on August 19, 2003, as if such transaction occurred on June 30, 2003.  This column also reflects the required repayment of $1.0 million on each of two related loans from Beal Bank and the funding of a $3.0 million escrow account for operating expenses and infrastructure requirements of Huntley.